UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2026

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Richard Jackson Blvd, Suite 200 Panama City Beach, Florida	32407
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock	JOE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                        Submission of Matters to Vote of Security Holders.

On May 12, 2026, The St. Joe Company (the “Company”) held its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting). At the 2026 Annual Meeting, the Company’s shareholders voted on (i) the election of six director nominees (Proposal 1), (ii) the ratification of the appointment of GRANT THORNTON LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the 2027 Annual Meeting of Shareholders and, in each case, until his/her successor is duly elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	45,153,329	470,871	187,745	6,267,692
Howard S. Frank	44,939,725	683,536	188,684	6,267,692
Elizabeth D. Franklin	45,734,971	54,122	22,852	6,267,692
Rhea Goff	45,221,442	575,604	14,899	6,267,692
Jorge L. Gonzalez	45,553,801	242,204	15,940	6,267,692
Thomas P. Murphy, Jr.	45,160,695	464,702	186,548	6,267,692

Proposal 2

The shareholders voted in favor of ratification of the appointment of GRANT THORNTON LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

For	Against	Abstain
52,025,888	35,247	18,502

Proposal 3

The shareholders voted in favor of approving, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
44,814,589	936,038	61,318	6,267,692

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun
Executive Vice President & Chief Financial Officer

Date: May 14, 2026